SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)           May 31, 2000
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                        Vitesse Semiconductor Corporation
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               (Exact name of Registrant as Specified in Charter)

               Delaware                    0-19654               77-0138960
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     (State or Other Jurisdiction      (Commission File        (IRS Employer
           of Incorporation)               Number)          Identification No.)

741 CALLE PLANO, CAMARILLO, CALIFORNIA                               93012
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(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code       (805) 388-3700
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Item 2.  Acquisition or Disposition of Assets.

         On May 31, 2000, the registrant completed the acquisition of all of the equity interests of SiTera Incorporated for $750 million in common stock. SiTera Incorporated is a fabless semiconductor design company, and the purchase included all assets, property, plant and equipment used in the business, and Vitesse intends to continue to use the assets of SiTera in its semiconductor business. The transaction will be accounted for as a pooling of interests.

         A copy of the press release relating to the foregoing information is attached hereto as Exhibit 99.1, and is incorporated herein by reference.



Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. Financial statements of SiTera Incorporated required to be filed pursuant to Item 7(a) will be filed by amendment within 60 days of the date this filing is required.

(b) Pro Forma Financial Information. Pro forma financial information required to be filed pursuant to Item 7(b) will be filed by amendment within 60 days of the date this filing is required.

(c)      Exhibits

2.1 Agreement and Plan of Reorganization among Vitesse Semiconductor Corporation, Southpaw Acquisition Corp. and SiTera Incorporated and, with respect to Article 8 only, Steven P. Flannery as Stockholder Representative and U.S. Bank Trust National Association as Escrow Agent dated April 19, 2000.

99.1     Press Release dated June 2, 2000.


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 9, 2000

                                       /s/ Eugene F. Hovanec
                                     -----------------------------------------
                                     Name:      Eugene F. Hovanec
                                     Title:     Chief Financial Officer


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                                INDEX TO EXHIBITS




EXHIBIT
NUMBER        DESCRIPTION
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2.1           Agreement and Plan of Reorganization among Vitesse
              Semiconductor Corporation, Southpaw Acquisition Corp.
              and SiTera Incorporated and, with respect to Article 8 only, Steven P. Flannery as Stockholder Representative and U.S.
              Bank Trust National Association as Escrow Agent dated
              April 19, 2000.

99.1          Press Release Dated June 2, 2000.


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